UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, Roundy’s, Inc. (“Roundy’s” or the “Company”) announced that, effective August 9, 2014, Darren Karst, Roundy’s Executive Vice President and Chief Financial Officer, will be leaving the Company to join Rite Aid Corporation as its Executive Vice President and Chief Financial Officer. The Company’s board of directors has elected Michael Turzenski, age 50, as Group Vice President, Chief Financial Officer, effective August 10, 2014. Mr. Karst will work with Mr. Turzenski through August 9, 2014, to help ensure a smooth transition.

In connection with the announcement, the Company’s board of directors determined that, effective August 10, 2014, Mr. Turzenski will receive a new annual base salary of $500,000.

Mr. Turzenski has served as Roundy’s Group Vice President—Chief Accounting Officer since February 2012. Mr. Turzenski joined Roundy’s in 2007 as Vice President, Controller. Prior to joining Roundy’s, Mr. Turzenski was Director of Accounting from 2005 to 2007 with Rockwell Automation, Inc.

On July 24, 2014, Roundy’s issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release, dated July 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ EDWARD G. KITZ
Date: July 24, 2014	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk & Treasury and Corporate Secretary